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                                                                    EXHIBIT 99.3

                               ATA HOLDINGS CORP.
                               Offers to Exchange
                       $163,064,000 SENIOR NOTES DUE 2009
                           (144A CUSIP NO. 00209HAA9)
                       (REGULATION S CUSIP NO. U04643AA7)
             FOR A LIKE AMOUNT OF REGISTERED SENIOR NOTES DUE 2009
                                      AND
                       $110,233,000 SENIOR NOTES DUE 2010
                           (144A CUSIP NO. 00209HAB7)
                       (REGULATION S CUSIP NO. U04643AB5)
                           PURSUANT TO THE PROSPECTUS
                               DATED MAY 10, 2004

To Our Clients:

    Enclosed for your consideration is a prospectus dated May 10, 2004 (the
'prospectus'), and the related letter of transmittal (the 'Letter of Transmittal'), relating to the offers (the 'Exchange Offers') of ATA Holdings
Corp. (the 'Company') to exchange the Company's registered Senior Notes due 2009
(the 'Registered 2009 Notes'), for any and all of the Company's outstanding
Senior Notes due 2009 (the 'Private Exchange 2009 Notes'), and the Company's registered Senior Notes due 2010 (the 'Registered 2010 Notes' and, together with the registered 2009 Notes, the 'Registered Notes') for any and all of the Company's outstanding Senior Notes due 2010 (the 'Private Exchange 2010 Notes' and, together with the Private Exchange 2009 Notes, the 'Private Exchange
Notes'), upon the terms and subject to the conditions described in the prospectus and the Letter of Transmittal.

    The Exchange Offers are subject to the satisfaction or waiver of certain conditions that are described in the prospectus under 'The Exchange
Offers -- Conditions.'

    This material is being forwarded to you as the beneficial owner of the Private Exchange Notes carried by us in your account but not registered in your name. A TENDER OF SUCH PRIVATE EXCHANGE NOTES MAY ONLY BE MADE BY US AS THE
HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.

    Accordingly, we request instructions as to whether you wish us to tender on your behalf the Private Exchange Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed prospectus and Letter of Transmittal. We encourage you to read the prospectus carefully before instructing us as to whether or not to tender your Private Exchange Notes.

    Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the Private Exchange Notes on your behalf in accordance with the provisions of the Exchange Offers. The Exchange Offers will expire at 5:00 p.m., New York City time, on June 11, 2004 (the 'Expiration Date'), unless extended by the Company. Tenders of Private Exchange Notes may not be withdrawn except under certain circumstances described in the prospectus and in accordance with the procedures described in the prospectus.

    Your attention is directed to the following:

    l. The aggregate principal amount of the 2009 Notes as of May 10, 2004, is $163,064,000 and the aggregate principal amount of the 2010 Notes as of May 10, 2004, is $110,233,000.

    2. The Exchange Offers are subject to certain conditions set forth in the prospectus in the section captioned 'The Exchange Offers -- Conditions.'

    3. The Exchange Offers expire at 5:00 p.m., New York City time, on
       June 11, 2004, unless extended by the Company.



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    4. The Exchange Offers are not being made to, nor will tenders be accepted from or on behalf of, holders of Private Exchange Notes residing in any jurisdiction in which the making of the Exchange Offers or the acceptance thereof would not be in compliance with the laws of such jurisdiction.

    IF YOU WISH TO HAVE US TENDER ANY OR ALL YOUR PRIVATE EXCHANGE NOTES HELD BY
US FOR YOUR ACCOUNT OR BENEFIT PURSUANT TO THE EXCHANGE OFFERS, PLEASE SO
INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON
THE BACK OF THIS LETTER. IF WE DO NOT RECEIVE WRITTEN INSTRUCTIONS IN ACCORDANCE
WITH THE PROCEDURES PRESENTED IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL,
WE WILL NOT TENDER ANY PRIVATE EXCHANGE NOTES FOR YOUR ACCOUNT. The Letter of
Transmittal is furnished to you for information only and may not be used directly by you to tender Private Exchange Notes held by us and registered in our name for your account.

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                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFERS

    The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offers made by ATA
Holdings Corp. with respect to its Private Exchange Notes.

    By completing, executing and delivering this instruction form, the undersigned hereby instructs you to tender the Private Exchange Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the prospectus and the related Letter of Transmittal.

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
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                  2009 NOTES:                                   2010 NOTES:
                         2009 NOTES ARE TO BE                          2010 NOTES ARE TO BE
    PRINCIPAL AMOUNT      TENDERED ('YES' OR      PRINCIPAL AMOUNT      TENDERED ('YES' OR
       AT ISSUANCE              'NO')*               AT ISSUANCE              'NO')*
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
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  * Unless otherwise indicated, 'yes' will be assumed.
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

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
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                          PLEASE SIGN HERE
    Signature(s):
                 -------------------------------------------------------------------------
    Name(s) (Please Print):
                           ---------------------------------------------------------------
    Address:
            ------------------------------------------------------------------------------
    Zip Code:
             -----------------------------------------------------------------------------
    Area Code and Telephone No.:
                                ----------------------------------------------------------
    Tax Identification or Social Security No.:
                                              --------------------------------------------
    Dated:
          --------------------------------------------------------------------------------
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

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